THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

Holly Brothers Pictures, Inc.

5% UNSECURED CONVERTIBLE PROMISSORY NOTE

$1,100,000.00	February 1, 2018

FOR VALUE RECEIVED,  Holly Brothers Pictures, Inc., a Nevada corporation (the “Company”), promises to pay to the order of [                ] (the “Payee” or the “Holder”) or registered assigns, the principal amount of One Million One Hundred Thousand and 00/dollars ($1,100,000.00) (the “Principal Amount”) and interest on the Principal Amount (as set forth in Section 1), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.  Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 1 hereof.

1.

Interest Rate and Payments; Prepayment.

A.

The balance of principal outstanding from time to time under this Note shall bear interest at the rate of five percent (5.0%) per annum (the “Interest Rate”), computed on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each.

B.

On each of the second, third, fourth, and fifth anniversaries of this Note, payments of 25% of the Principal Amount plus interest on such Principal Amount shall be payable in arrears. To the extent any conversions pursuant to Section 2 below occur prior to any of the foregoing payment dates, all conversions shall first be applied to accrued and unpaid interest on the Note, and then shall be applied against the next payment of principal due pursuant to this Section 1.B.

C.

The entire outstanding Principal Amount, and all other amounts due under this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full on the five-year anniversary of the date hereof, unless accelerated due to the occurrence of an Event of Default (the earlier of such dates is referred to as the “Maturity Date”).

2.

Voluntary Conversion and No Forced Conversion.

A.

Subject to Section 2.B. below, this Note shall be convertible at any time, in whole or in part, into shares of Company common stock (the “Common Stock”) at a conversion price equal to $0.13 per share (the “Conversion Price”), which Conversion Price shall be proportionately adjusted for stock splits, stock dividends or similar events. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the interest or Principal Amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  Upon conversion, the Common Stock deliverable hereunder shall be issued within four (4) business days of the conversion date.

B.

Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible into Common Stock to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the conversion provisions of Section 2.A. would be limited by this Section 2.B, the portion of this Note not converted shall be converted into Common Stock at a later date or dates, provided that at such later date or dates the limitation in Section 2.B would no longer apply to the Holder because such Holder would no longer own in excess of the Maximum Percentage. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.  The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not amend or waive this paragraph without the consent of holders of a majority of its Common Stock.

C.

The Note Holder shall not be compelled to convert any amount of the Note to Common Stock.  Any conversion of the Note to Common Stock shall be done at the sole discretion of the Note Holder.

3.

Covenants of Company

A.

Affirmative Covenants.  The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 3.A.:

(i)

Maintenance of Existence.  The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company.

4.

Events of Default

A.

The term “Event of Default” shall mean any of the events set forth in this Section 4.A.:

(i)

Non-Payment of Obligations.  The Company shall default in the payment of the Principal Amount or accrued interest of this Note as and when the same shall become due and payable, whether by acceleration or otherwise.

(ii)

Non-Performance of Affirmative Covenants.  The Company shall materially default in the due observance or performance of any covenant set forth in Section 3.A.

(iii)

Bankruptcy, Insolvency, etc.  The Company shall:

(a)

apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company, or make a general assignment for the benefit of creditors; or

(b)

permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief.

B.

Action if Bankruptcy.  If any Event of Default described in clause (iii) of Section 4.A. shall occur, the outstanding Principal Amount of this Note and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

C.

Action if Other Event of Default.  Upon the occurrence of an Event of Default that goes uncured for more than 10 days after written notice thereof by Holder to the Company (other than any Event of Default described in clause (iii) of Section 4.A.) the entire outstanding principal of the Note together with the interest accrued thereon shall be immediately due and payable.  The Company hereby waives any and all notices including notice of breach, notice of default, notice of intent to accelerate, notice of acceleration or any other demand or presentment that may be required.

5.

Miscellaneous.

A.

Parties in Interest.  All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

B.

Governing Law.   This Note shall be governed by the laws of the State of Nevada as applied to contracts entered into and to be performed entirely within the State of Nevada.

C.

Arbitration.  Any dispute, claim or controversy arising out of or relating to this Note or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in San Diego, California before a single arbitrator.  Company shall be responsible for all arbitration costs of securing JAMS prior to the Award.  The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures (“Rules”) and in accordance with the Expedited Procedures in those Rules, including Rules 16.1 and 16.2 of those Rules.  Judgment on the Award (as defined in the Rules) may be entered in any court having jurisdiction.  The Company and Holder shall each select one independent arbitrator expert in the subject matter of the dispute (the arbitrators so selected shall be referred to herein as “Company’s Arbitrator” and “Holder’s Arbitrator,” respectively).  In the event that either such party fails to select an independent arbitrator as set forth herein within 20 days from delivery of a notice of arbitration, then the matter shall be resolved by the arbitrator selected by the other party.  Company’s Arbitrator and Holder’s Arbitrator shall select a third independent arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this section.  If Company’s Arbitrator and Holder’s Arbitrator are unable to agree on a third arbitrator within 20 days after their selection, Company’s Arbitrator and Holder’s Arbitrator shall each prepare a list of three independent arbitrators.  Company’s Arbitrator and Holder’s Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator’s list within seven days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by Company’s Arbitrator and Holder’s Arbitrator.

The parties shall maintain the confidential nature of the arbitration proceeding and the Award, including the hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an Award or its enforcement, or unless otherwise required by law or judicial decision. The parties acknowledge that this Note evidences a transaction involving interstate commerce. Notwithstanding the provision in the preceding section with respect to applicable substantive law, any arbitration conducted pursuant to the terms of this Note shall be governed by the Federal Arbitration Act.

D.

Notice.  All notices shall be in writing, and shall be deemed given when actually delivered to a party at its address set forth herein personally, by a reputable overnight messenger.

E.

No Waiver.  No delay in exercising any right hereunder shall be deemed a waiver thereof, and no waiver shall be deemed to have any application to any future default or exercise of rights hereunder.

F.

Assignability of Note by Holder.  Holder shall be permitted to assign the Note to any party or person as it sees fit in its sole discretion.  Assignee will be bound by the same terms and conditions as Note Holder, as set forth herein, following any assignment of the Note.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

Holly Brothers Pictures, Inc.

By:________________________________

      Brent Willson, Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and interest under the 5% Convertible Note of Holly Brothers Pictures, Inc., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

If required by applicable law, the undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Date to Effect Conversion: ____________________________

Principal Amount  of Note to be Converted: $__________________

Accrued Interest to be Converted: $__________________________

Number of shares to be issued: ______________________________

Signature: _________________________________________

Name: ____________________________________________

Address for Delivery of Common Stock Certificates: __________

_____________________________________________________

____________________________________________________

The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, or a non- “U.S. Person” within the meaning of Rule 902 of Regulation S promulgated under the Securities Act of 1933.

[SIGNATURE OF HOLDER]

Name of Investing Entity:_____________________________________________________

Signature of Authorized Signatory of Investing Entity: ______________________________

Name of Authorized Signatory: _________________________________________________

Title of Authorized Signatory: __________________________________________________

Date: ______________________________________________________________________